UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

000-53367
(Commission File Number)

20-3825987
(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California 92123
(Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2008, Dot VN’s wholly owned subsidiary, Dot VN Company Limited (Danang) (“Dot VN Danang”) entered into a two year agreement to lease 95 m2 of office space in the Software Park Tower in downtown Danang City, Vietnam (the “Lease”). Pursuant to the Lease, Dot VN Danang is obligated to make payments of $15.50 per m2 per month or approximately $1472.50 per month. A copy of the “Contract for Leasing Office” by and between Da Nang Information and Communication Technology Infrastructure Development Center and Dot VN Danang is attached hereto as Exhibit 10.28.

Item 8.01 Other Events.

On November 20, 2008, Dot VN, Inc. issued a press release announcing that its wholly owned subsidiary, Dot VN Company Limited (Danang) has leased office space in the Software Park Tower in downtown Danang City, Vietnam. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.28	Form of Contract for Leasing Office dated November 17, 2008.
99.1	Press Release dated November 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC.
(Registrant)

Date: November 20, 2008	By:	/s/ Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.28	Form of Contract for Leasing Office dated November 17, 2008.
99.1	Press Release dated November 20, 2008.